Contact:	Veronica Garza
Investor Relations
(512) 683-6873

National Instruments Reports Record Quarterly Revenue, up 34 Percent Year-Over-Year

Record Operating Income for a Third Quarter and Strong Gross Margins

Q3 2010 Highlights

·	Record quarterly revenue of $220 million, up 34 percent year-over-year

·	Record operating income for a third quarter

·	GAAP gross margin of 76.5 percent and non-GAAP gross margin of 77.0 percent

·	Fully diluted GAAP EPS of $0.36 and fully diluted non-GAAP EPS of $0.41

·	Record cash and short-term investments of $339 million as of Sept. 30

AUSTIN, Texas – Oct. 25, 2010 – National Instruments (Nasdaq: NATI) reported quarterly revenue for Q3 2010 of $220 million, representing a 34 percent year-over-year increase and a 4 percent sequential increase. For the first nine months of 2010, the company reported a 31 percent year-over-year increase in revenue and a significant year-over-year increase in operating margins. Also during the quarter, backlog increased by $7 million.

Net income for Q3 2010 was $28.1 million, with GAAP fully diluted earnings per share (EPS) of $0.36. Non-GAAP net income was $32.3 million, with non-GAAP fully diluted EPS of $0.41. GAAP and non-GAAP operating income set a record for a third quarter, and operating margins improved significantly over Q3 2009. The company’s non-GAAP results exclude the impact of both stock-based compensation and the amortization of acquisition-related intangibles. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

In Q3, GAAP gross margin increased 1.9 percentage points year-over-year to 76.5 percent. Non-GAAP gross margin increased by 1.7 percentage points year-over-year to 77.0 percent.

“I am extremely pleased with our Q3 performance and believe our long-term focus on innovation and operational excellence has helped differentiate NI from other players in the markets we serve,” said Dr. James Truchard, co-founder, president and CEO. “I believe the many new opportunities created by our expanding product and services portfolio, together with the strong business momentum we saw in Q3, validate our strategy in the marketplace.”

National Instruments Reports Record Quarterly Revenue, up 34 Percent Year-Over-Year
Oct. 25, 2010

NI virtual instrumentation and graphical system design product sales were up 34 percent year-over-year. NI instrument control product sales were up 25 percent year-over-year but remain 11 percent below Q3 2008 levels. Product revenue was $203 million, up 34 percent year-over-year, and software maintenance revenue was $17 million, up 34 percent year-over-year. Geographically, revenue in U.S. dollar terms for Q3 2010 compared to Q3 2009 was up 29 percent in the Americas, up 28 percent in Europe and up 48 percent in Asia. In local currency terms, revenue was up 40 percent in Europe and up 45 percent in Asia.

As of Sept. 30, NI had a record $339 million in net cash and short-term investments, up $22 million from June 30. During the quarter, the company paid $10 million in dividends and used approximately $11 million to repurchase 379,000 shares of its common stock at an average price of $28.87 per share. National Instruments announced that its board of directors approved a dividend of $0.13 per share payable on Nov. 29 to shareholders of record on Nov. 8.

Outlook

In Q3, the global purchasing manager’s index (PMI) averaged 53.5, down from a quarterly average of 56.7 in Q2. This moderation was in line with the company’s expectation that the global PMI would move toward its long-term average of 51.7 in Q3 and Q4. The company currently expects that the global PMI will continue to trend toward its historical average during Q4. Given the relatively low levels of global inventory, the company believes the industrial economy is positioned to manage the moderation of the global PMI, and that NI is positioned to grow revenue through this moderating trend.

“We are confident that we will deliver record revenue and profitability in 2010 and I would like to thank all of our employees for their hard work and commitment during the recession,” said Alex Davern, EVP, COO and CFO. “We have delivered a rapid recovery in our profitability, and assuming 2011 is a normal revenue growth year we will be targeting only a modest increase in operating margins. We will instead be making significant focused investments in key regions and applications to support sustained growth of the company.”

NI expects strong Q4 year-over-year revenue growth, with revenue expected to be between $230 million and $244 million. The company expects fully diluted GAAP EPS between $0.38 and $0.48, with non-GAAP fully diluted EPS expected to be between $0.43 and $0.53.

National Instruments Reports Record Quarterly Revenue, up 34 Percent Year-Over-Year
Oct. 25, 2010

Non-GAAP Presentation

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its gross profit, operating expenses, operating income, income before income taxes, provision for (benefit from) income taxes, net income and basic and fully diluted EPS for the three- and nine-month periods ending Sept. 30, 2010 and 2009, on a GAAP and non-GAAP basis. When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results.

Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense or amortization of acquired intangibles that are non-cash charges in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets, to measure management performance for purposes of executive compensation including payments to be made under bonus plans, to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals, to allocate resources and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release also discloses our earnings before interest, taxes, depreciation and amortization (EBITDA) and EBITDA diluted EPS for the three- and nine- month periods ended Sept. 30, 2010 and 2009. We also believe that including the EBITDA results assists investors in assessing the company’s operational performance relative to its competitors. A reconciliation of EBITDA and EBITDA diluted EPS to GAAP net income and GAAP diluted EPS is included with this news release.

Conference Call Information

Interested parties can listen to the Q3 2010 conference call today, Oct. 25, beginning at 4:00 p.m. CDT, at www.ni.com/call. Replay information is available by calling (888) 203-1112, confirmation code #8494302, from Oct. 25 at 7:00 p.m. CDT through Oct. 30 at 7:00 p.m. CDT.

National Instruments Reports Record Quarterly Revenue, up 34 Percent Year-over Year
September 30, 2010

Forward-Looking Statements

This release contains “forward-looking statements,” including statements related to our long-term focus on innovation and operational excellence differentiating NI from other players, the many new opportunities created by our expanding product and services portfolio, together with the strong business momentum validating our strategy, expecting that the global PMI will continue to trend toward its historical average during Q4, our belief that the industrial economy is well positioned to manage the moderation of the global PMI, that NI is positioned to grow revenue through this moderating trend, being confident that we will deliver record revenue and profitability in 2010, targeting a modest increase in operating margins, making significant focused investments in key regions and applications to support our sustained growth, expecting strong Q4 revenue growth and our outlook for Q4 revenue and Q4 GAAP and non-GAAP EPS. These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, component shortages, delays in the release of new products, fluctuations in customer demand for NI products, the company’s ability to continue to control its operating expenses, manufacturing inefficiencies and foreign exchange fluctuations. Actual results may differ materially from the expected results. The company directs readers to its Form 10-K for the fiscal year ended December 31, 2009, its Form 10-Q for the quarter ended June 30, 2010, and the other documents it files with the SEC for other risks associated with the company’s future performance.

About National Instruments

National Instruments (www.ni.com) is transforming the way engineers and scientists design, prototype and deploy systems for measurement, automation and embedded applications. NI empowers customers with off-the-shelf software such as NI LabVIEW and modular cost-effective hardware, and sells to a broad base of more than 30,000 different companies worldwide, with no one customer representing more than 3 percent of revenue and no one industry representing more than 15 percent of revenue. Headquartered in Austin, Texas, NI has more than 5,000 employees and direct operations in more than 40 countries. For the past 11 years, FORTUNE magazine has named NI one of the 100 best companies to work for in America. Readers can obtain investment information from the company’s investor relations department by calling (512) 683-5090, e-mailing nati@ni.com or visiting www.ni.com/nati. (NATI-F)

LabVIEW, National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments Reports Record Quarterly Revenue, up 34 Percent Year-Over-Year
Oct. 25, 2010

National Instruments
Consolidated Balance Sheets
(in thousands)

	September	December 31,
	2010	2009
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$226,844	$201,465
Short-term investments	111,903	87,196
Accounts receivable, net	121,503	103,957
Inventories, net	101,532	86,515
Prepaid expenses and other current assets	42,132	36,523
Deferred income taxes, net	15,449	16,522
Total current assets	619,363	532,178

Property and equipment, net	151,667	153,265
Goodwill, net	69,383	64,779
Intangible assets, net	52,553	43,390
Other long-term assets	19,269	19,417
Total assets	$912,235	$813,029

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$33,005	$23,502
Accrued compensation	39,075	14,934
Deferred revenue	63,940	57,242
Accrued expenses and other liabilities	18,313	8,560
Other taxes payable	15,324	14,181
Total current liabilities	169,657	118,419

Deferred income taxes	24,725	25,012
Liability for uncertain tax position	11,608	11,062
Other long-term liabilities	5,225	4,116
Total liabilities	$211,215	$158,609

Stockholders’ equity:
Preferred stock	-	-
Common stock	780	774
Additional paid-in capital	388,502	336,446
Retained earnings	308,535	303,655
Accumulated other comprehensive income	3,203	13,545
Total stockholders’ equity	$701,020	$654,420
Total liabilities and stockholders’ equity	$912,235	$813,029

National Instruments Reports Record Quarterly Revenue, up 34 Percent Year-Over-Year
Oct. 25, 2010

National Instruments
Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)
	2010	2009	2010	2009
Net sales:
Products	$203,188	$152,106	$573,413	$435,348
Software maintenance	17,261	12,929	49,844	39,649
Total net sales	220,449	165,035	623,257	474,997

Cost of sales:
Cost of products	$50,380	$40,476	$139,818	$119,234
Cost of software maintenance	1,523	1,423	3,966	4,034
Total cost of sales	51,903	41,899	143,784	123,268

Gross profit	$168,546	$123,136	$479,473	$351,729

Operating expenses:
Sales and marketing	$79,494	$65,126	$233,166	$199,089
Research and development	39,971	35,016	114,912	99,252
General and administrative	17,392	12,306	49,701	42,838
Total operating expenses	$136,857	$112,448	$397,779	$341,179

Operating income	$31,689	$10,688	$81,694	$10,550

Other income (expense):
Interest income	$380	$339	$1,051	$1,335
Net foreign exchange gain (loss)	426	940	(2,475)	1,301
Other income, net	160	482	970	979

Income before income taxes	$32,655	$12,449	$81,240	$14,165

Provision for (benefit from) income taxes	4,522	2,518	10,152	(554)

Net income	$28,133	$9,931	$71,088	$14,719

Basic earnings per share	$0.36	$0.13	$0.91	$0.19
Diluted earnings per share	$0.36	$0.13	$0.90	$0.19

Weighted average shares outstanding -
basic	78,176	77,653	77,832	77,497
diluted	78,862	78,103	78,848	77,842

Dividends declared per share	$0.13	$0.12	$0.39	$0.36

National Instruments Reports Record Quarterly Revenue, up 34 Percent Year-Over-Year Oct. 25, 2010 Page 7 National Instruments
Consolidated Statements of Cash Flows
(in thousands)
	Nine Months Ended
	September 30,
	(Unaudited)
	2010	2009
Cash flow from operating activities:
Net income	$71,088	$14,719
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	28,220	28,536
Stock-based compensation	14,194	15,238
Tax expense (benefit) from deferred income taxes	1,174	(6,802)
Tax expense stock option plans	599	1,445
Changes in operating assets and liabilities:
Accounts receivable	(17,298)	30,758
Inventories	(14,712)	18,632
Prepaid expenses and other assets	(15,328)	3,920
Accounts payable	9,171	(5,444)
Deferred revenue	6,698	3,588
Taxes and other liabilities	33,938	(14,245)
Net cash provided by operating activities	$117,744	$90,345

Cash flow from investing activities:
Capital expenditures	(14,404)	(12,331)
Capitalization of internally developed software	(14,300)	(10,611)
Additions to other intangibles	(2,253)	(4,009)
Acquisition, net of cash received	(2,191)	-
Purchases of short-term and long-term investments	(88,226)	(38,876)
Sales and maturities of short-term and long-term investments	63,519	10,034
Net cash (used by) provided by investing activities	$(57,855)	$(55,793)

Cash flow from financing activities:
Proceeds from issuance of common stock	38,368	16,351
Repurchase of common stock	(41,862)	(18,200)
Dividends paid	(30,417)	(27,958)
Tax (benefit) from stock option plans	(599)	(1,445)
Net cash (used by) financing activities	$(34,510)	$(31,252)

Net change in cash and cash equivalents	25,379	3,300
Cash and cash equivalents at beginning of period	201,465	229,400
Cash and cash equivalents at end of period	$226,844	$232,700

National Instruments Reports Record Quarterly Revenue, up 34 Percent Year-Over-Year Oct. 25, 2010 Page 8 Detail of GAAP charges related to stock-based compensation and amortization of acquisition intangibles
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2010	2009	2010	2009
Stock-based compensation
Cost of sales	$332	$335	$1,014	$975
Sales and marketing	1,960	2,210	6,060	6,626
Research and development	1,771	1,929	5,129	5,349
General and administrative	672	728	1,991	2,288
Provision for income taxes	(1,295)	(409)	(4,422)	(5,288)
Total	$3,440	$4,793	$9,772	$9,950

Amortization of acquisition intangibles
Cost of sales	$921	$853	$2,565	$2,593
Sales and marketing	89	125	311	377
Research and development	-	-	-	-
General and administrative	-	-	-	-
Provision for income taxes	(324)	(277)	(904)	(834)
Total	$686	$701	$1,972	$2,136

National Instruments Reports Record Quarterly Revenue, up 34 Percent Year-Over-Year Oct. 25, 2010 Page 9 National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Reconciliation of Gross Profit to Non-GAAP Gross Profit

Gross profit, as reported	$168,546	$123,136	$479,473	$351,729
Stock-based compensation	332	335	1,014	975
Amortization of acquisition intangibles	921	853	2,565	2,593
Non-GAAP gross profit	$169,799	$124,324	$483,052	$355,297

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses

Operating expenses, as reported	$136,857	$112,448	$397,779	$341,179
Stock-based compensation	(4,403)	(4,867)	(13,180)	(14,263)
Amortization of acquisition intangibles	(89)	(125)	(311)	(377)
Non-GAAP operating expenses	$132,365	$107,456	$384,288	$326,539

Reconciliation of Operating Income to Non-GAAP Operating Income

Operating income, as reported	$31,689	$10,688	$81,694	$10,550
Stock-based compensation	4,735	5,202	14,194	15,238
Amortization of acquisition intangibles	1,010	978	2,876	2,970
Non-GAAP operating income	$37,434	$16,868	$98,764	$28,758

Reconciliation of Income Before Income Taxes to Non-GAAP Income Before Income Taxes

Income before income taxes, as reported	$32,655	$12,449	$81,240	$14,165
Stock-based compensation	4,735	5,202	14,194	15,238
Amortization of acquisition intangibles	1,010	978	2,876	2,970
Non-GAAP income before income taxes	$38,400	$18,629	$98,310	$32,373

Reconciliation of Provision for (Benefit From) Income Taxes to Non-GAAP Provision for Income Taxes

Provision for (benefit from) income taxes, as reported	$4,522	$2,518	$10,152	$(554)
Stock-based compensation	1,295	409	4,422	5,288
Amortization of acquisition intangibles	324	277	904	834
Non-GAAP provision for income taxes	$6,141	$3,204	$15,478	$5,568

National Instruments Reports Record Quarterly Revenue, up 34 Percent Year-Over-Year
Oct. 25, 2010

Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Basic EPS and Diluted EPS

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net income, as reported	$28,133	$9,931	$71,088	$14,719
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	3,440	4,793	9,772	9,950
Amortization of acquisition intangibles, net of tax effect	686	701	1,972	2,136
Non-GAAP net income	$32,259	$15,425	$82,832	$26,805

Basic EPS, as reported	$0.36	$0.13	$0.91	$0.19
Adjustment to reconcile basic EPS to non-GAAP
basic EPS:
Impact of stock-based compensation, net of tax effect	$0.04	$0.06	$0.12	$0.13
Impact of amortization of acquisition intangibles, net of tax effect	$0.01	$0.01	$0.03	$0.03
Non-GAAP basic EPS	$0.41	$0.20	$1.06	$0.35

Diluted EPS, as reported	$0.36	$0.13	$0.90	$0.19
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	$0.04	$0.06	$0.12	$0.13
Impact of amortization of acquisition intangibles, net of tax effect	$0.01	$0.01	$0.03	$0.03
Non-GAAP diluted EPS	$0.41	$0.20	$1.05	$0.35

Weighted average shares outstanding -
Basic	78,176	77,653	77,832	77,497
Diluted	78,862	78,103	78,848	77,842

Reconciliation of Net Income and Diluted EPS to EBITDA and EBITDA Diluted EPS
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net income, as reported	$28,133	$9,931	$71,088	$14,719
Adjustments to reconcile net income to EBITDA:
Interest income	(380)	(339)	(1,051)	(1,335)
Taxes	4,522	2,518	10,152	(554)
Depreciation and amortization	9,232	9,513	28,220	28,536
EBITDA	$41,507	$21,623	$108,409	$41,366

Diluted EPS, as reported	$0.36	$0.13	$0.90	$0.19
Adjustment to reconcile diluted EPS to EBITDA
Interest income	$(0.01)	$(0.00)	$(0.01)	$(0.02)
Taxes	$0.06	$0.03	$0.13	$(0.01)
Depreciation and amortization	$0.12	$0.12	$0.35	$0.37
EBITDA diluted EPS	$0.53	$0.28	$1.37	$0.53

Weighted average shares outstanding - Diluted	78,862	78,103	78,848	77,842

National Instruments Reports Record Quarterly Revenue, up 34 Percent Year-Over-Year Oct. 25, 2010 Page 11 National Instruments
Reconciliation of GAAP Diluted EPS Guidance to Non-GAAP Diluted EPS Guidance
(unaudited)

	Three months ended
	December 31, 2010

	Low	High
GAAP Diluted EPS, guidance	$0.38	$0.48
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	$0.04	$0.04
Impact of amortization of acquisition intangibles, net of tax effect	$0.01	$0.01

Non-GAAP Diluted EPS, guidance	$0.43	$0.53